Exhibit 22 - List of Subsidiaries

                                                            Jurisdiction of
                                                              Incorporation
                                                            -----------------
              Wilshire Oil of Canada, Ltd.                  Alberta, Canada
              Calgary, Alberta, Canada

              Britalta Venezolano, Ltd.                     Alberta, Canada
              Calgary, Alberta, Canada

              Sunrise Ridge Holding, Inc.                   State of Delaware
              Jersey City, NJ

              Sunrise Ridge, L. L. C.                       State of Delaware
              Jersey City, NJ

              Biltmore Club Holding, Inc.                   State of Delaware
              Jersey City, NJ

              Biltmore Club Apartments, L. L. C.            State of Delaware
              Jersey City, NJ

              350 Pleasant Valley Corp                      State of New Jersey
              Jersey City, NJ

              Global Equities Management Corp.              State of Delaware
              Jersey City, NJ

              Wellington Apartments, L.L.C.                 State of Delaware
              Jersey City, NJ

              Van Buren, L.L.C.                             State of Delaware
              Jersey City, NJ

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